EXHIBIT 5(a)

                                LETTER AGREEMENT



The Dreyfus Corporation
200 Park Avenue
New York, New York  10166

Dear Sir:

Pursuant to introductory paragraph 2(b) of the Investment Management Agreement between The Dreyfus/Laurel Funds Trust and Mellon Bank, N.A., dated April 4, 1994, as transferred to The Dreyfus Corporation pursuant to the Assignment and Assumption of Investment Management Agreement, dated October 17, 1994, The Dreyfus/Laurel Funds Trust advises you that it is creating one new fund to be named Dreyfus Premier Limited Term High Income Fund (the "Fund") and that The Dreyfus/Laurel Funds Trust desires The Dreyfus Corporation to serve as investment adviser with respect to the Fund pursuant to the terms and conditions of the Investment Management Agreement. The fees to be charged by the adviser to the Fund in return for its investment advisory services will be set forth in the attached Exhibit A.

Please acknowledge your acceptance of acting as investment adviser to the Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

THE DREYFUS/LAUREL FUNDS TRUST


By:  ------------------------------
      Marie E. Connolly
      President


THE DREYFUS CORPORATION


By: -------------------------------
     Lawrence S. Kash
     Vice Chairman - Distribution


Date:------------------------------


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                                     AMENDED


                                    EXHIBIT A


                         THE DREYFUS/LAUREL FUNDS TRUST


Investment Portfolio (Fund)                          Investment Management Fee
---------------------------                          -------------------------

Dreyfus Core Value Fund                                       0.90%
Dreyfus Special Growth Fund                                   1.15%
Dreyfuy Premier Managed Income Fund                           0.70%
Dreyfus Premier Limited Term High Income Fund                 0.70%
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